Exhibit 99.4

BURLINGTON NORTHERN SANTA FE

1999 STOCK INCENTIVE PLAN

RELOAD STOCK OPTION AGREEMENT

This Agreement (“Agreement”) was made and entered into this      day of                     , 200     by and between Burlington Northern Santa Fe Corporation, a Delaware corporation, (hereinafter “BNSF”), and

Name

an employee of BNSF or one of its affiliates, (hereinafter “Employee”).

WITNESSETH

WHEREAS, BNSF has adopted the Burlington Northern Santa Fe 1999 Stock Incentive Plan (“Plan”) for BNSF and affiliated companies for the purpose of attracting and retaining employees and creating an identity of interests of the employees with the shareholders of BNSF; and

WHEREAS, the Compensation and Development Committee of the Board of Directors of BNSF, in order to encourage superior performance by the Employee, granted the Employee an award of non-qualified stock options with a reload feature as part of an Award grant dated                      (the “Original Options”); and

WHEREAS, the Employee has exercised some or all of the Original Options and is now entitled to a reload award with respect to such exercised Original Options;

NOW, THEREFORE, BNSF grants to the Employee effective              a right and option to purchase, from time to time, # of Shares shares of Common Stock (“Option Shares”). The options granted hereby (the “Options”) will vest and become exercisable in six (6) months or              and remain exercisable until             , subject to the terms and conditions set forth in this Agreement and the Plan. The Options shall be Non-Qualified Stock Options. Upon exercise of the Options, the Employee shall pay to BNSF $             per share (hereinafter the “Option Purchase Price”), a price equal to the weighted average mean between the highest and lowest sales on the New York Stock Exchange Composite Transaction Report on the date of grant.

BNSF and Employee hereby agree that this award of Non-Qualified Stock Options shall be subject to the following terms and conditions:

1. Restricted Period. The Option Shares shall be available for purchase six months from the date of grant. Fractional shares are not exercisable.

2. Partial Exercise. The grant of Options hereunder may be exercised in its entirety or in part and at different times during the option period. However, the right to exercise an Option ceases and the Option may not be exercised if it terminates or lapses at an earlier date under the Plan or this Agreement.

3. Withholding Taxes. The Employee agrees that BNSF or its subsidiaries may require payment by Employee of federal, state, railroad retirement or local taxes upon the exercise of an Option. Employee may use cash or shares to satisfy tax liabilities incurred, provided that if shares are used, shares from the option exercise may be used only to an amount equal to the Supplemental Federal Income Tax Withholding Rate as established by the Internal Revenue Code and any additional amount due must be satisfied by use of attestation of ownership of other shares.

4. Exercise Notice. Same-day-Sale, Sell-to-Cover, and Cash exercises must be completed through E*Trade. Swap exercises may be completed by written notice to the BNSF Human Resources Department, at its offices at 2500 Lou Menk Drive, Fort Worth, Texas 76131, which states the number of shares to be exercised and shall be effective upon receipt by the Human Resources Department. Once the notice to exercise is delivered to E*Trade or to the BNSF Human Resources Department, the election to exercise is irrevocable.

5. Payment of Option Purchase Price. An Employee electing to exercise an Option must pay the full Option Purchase Price of the Option Shares on the date of exercise. Payment may be made in cash or Common Stock of BNSF. If Common Stock is offered as payment, such shares shall be valued at Fair Market Value on the date of exercise of the Option as defined in the Plan. If this Option is exercised by payment in whole or in part by the submission of shares of BNSF Common Stock, the Employee will not be eligible by reason of such payment for a reload option grant.

6. Options Not Transferable. Unless otherwise established by the Committee, an Option may be exercised only by the Employee, and is not transferable by the Employee. In the event of death, the Employee’s beneficiary designation will apply. In the absence of such designation or if for any reason such designation is defective, the Employee’s will or the laws of descent and distribution will apply.

7. Forfeiture. Subject to paragraph 8 and 9 below, all unexercised Options granted are forfeited by the Employee and lapse upon termination of employment. Options will be forfeited by the Employee in the event of resignation, termination by the Company for Cause, or for any other similar reason.

8. Death. In the event of an Employee’s death, the Restricted Period, as defined in the Plan, shall lapse on the Options awarded. Options which are or become exercisable at the time of death, may be exercised by the Employee’s designated beneficiary or in the absence of such designation, by the person to whom his/her rights shall pass by will or the laws of descent and distribution, within five years following the date of death and will be unexercisable thereafter, but in no event shall the Options be exercisable after                     .

9. Termination for Other than Cause. In the event Employee is terminated because of Disability, Retirement or by the Company for any reason other than Cause, the Restricted Period shall lapse on the proportion of outstanding Options, which are then subject to a Restricted Period, subject to any limitations in the Plan. The Options which are or become exercisable because of the Employee’s Disability, Retirement or termination by the Company for any reason other than Cause may be exercised by the Employee within five years following such termination of employment and will be unexercisable thereafter, but in no event shall the Options be exercisable after                     . Options will not be exercisable within six (6) months from the date of grant.

10. Change in Capitalization. In the event of a change in the capitalization of BNSF due to a stock split, stock dividend, recapitalization, merger, consolidation, combination, or similar event, the aggregate shares subject to the Plan and the terms of any existing Awards shall be adjusted by the Board to reflect such change.

11. Change in Control. Notwithstanding any other provision in the Plan, if a Change in Control occurs while unexercised Options remain outstanding under the Plan, then from and after the Acceleration Date, all Options shall be exercisable in full, whether or not otherwise exercisable.

12. No Right to Continued Employment. Nothing in this Agreement or in the Plan shall provide any right to continued employment with BNSF or its subsidiaries. BNSF or its subsidiaries may terminate employment relationships at any time.

13. Violation of Law. Notwithstanding any other provision of this Agreement, BNSF may refuse to recognize Employee’s exercise of Options and shall not be obligated to deliver any shares of Common Stock or make any cash payment, if counsel to BNSF determines such exercise, delivery or payment would violate any law, regulation of any governmental authority, or agreement between BNSF and any national securities exchange upon which the Common Stock is listed.

14. Exercise After Hardship Distribution. Unless otherwise permitted by law and then only at the discretion of the Compensation and Development Committee of the Board of Directors of BNSF, in no event may any Option be exercised within 12 months after the receipt by the Employee of a distribution on account of hardship from a qualified cash or deferred arrangement (section 401(k) plan) maintained by BNSF or its affiliates.

15. Terms. The capitalized terms used herein shall have the same meaning as set forth in the Plan.

16. Modifications. This Agreement can only be modified by a written agreement signed by both the Employee and an Officer of BNSF. In the event of a conflict between the terms of this Agreement and the Plan, the Plan shall be the controlling document.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

BURLINGTON NORTHERN SANTA FE CORPORATION

By:
Assistant Secretary

Name